Exhibit 10.3

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

2022 EQUITY INCENTIVE PLAN

ARTICLE I

GENERAL

1.1        Purpose. The purpose of the China Infrastructure Construction Corp. 2022 Equity Incentive Plan is to help the Company to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of the Common Stock through the granting of Awards.

1.2        Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

ARTICLE II

DEFINITIONS

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(1)         “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Change in Control.

(2)         “Adoption Date” means the date on which the Plan is first approved by the Board.

(3)         “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as the terms “Affiliate,” “Parent” and “Subsidiary” are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(4)         “Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal law, or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

(5)         “ATS” means a trading system that is not required to register as a national securities exchange under the exemption afforded by Rule 3a1-1(a) under the Exchange Act and complies with the requirements set forth in Rules 300-303 of Regulation ATS.

(6)         “Available Shares” means the number of shares available for issuance under the Plan as set forth in Section 4.1.

(7)         “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an RSU Award, an SAR, a Performance Award or any Other Award).

(8)         “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms and conditions of an Award. An Award Agreement may also include a separate Grant Notice and an agreement containing a written summary of the general terms and conditions applicable to the related Award, in addition to those set forth under the Plan and which may be provided to a Participant along with the Grant Notice.

(9)         “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants

(10)     “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(11)     “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s conviction of or plea of no contest to any felony or any crime involving fraud, embezzlement or moral turpitude; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company, of any statutory duty owed to the Company or of any code of ethics or material policies of the Company (including, without limitation, policies relating to sexual harassment or other prohibited discrimination); (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (v) the refusal or willful omission by such Participant, other than due to Disability, to perform any duties required of the Participant, which continues after a period of thirty (30) days following the Participant’s receipt of notice from the Company that it deems such conduct Cause for termination of employment; or (vi) such Participant’s gross misconduct.

(12)     “Change in Control” means the occurrence, in a single transaction or a series of related transactions, of any of the following events:

(a)         during any period of not more than 24 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, further, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

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(b)         any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board, provided that a Change in Control shall not be deemed to have occurred on account of the ownership or acquisition of securities of the Company (i) by the Company, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c)  of this definition)), (v) in a transaction approved by the Incumbent Directors or (vi) the acquisition of securities by a person who is a “person,” as so defined, who, on the Adoption Date, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board.

(c)         the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (directly or indirectly) that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination (i) the shareholders of the Company immediately prior to such Business Combination Own, directly or indirectly, either (x) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such Business Combination (the “Surviving Entity”) or (y) more than 50% of the combined outstanding voting power of the parent of the Surviving Entity, in each case in substantially the same proportion as their Ownership of the outstanding voting securities of the Company immediately prior to such Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (iii) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) of this paragraph (c) shall be deemed to be a “Non-Qualifying Transaction”);

(d)         the consummation of a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries (taken as a whole) to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); or the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing or any other provision of the Plan, (i) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and (ii) a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the outstanding voting securities of the Company as a result of the acquisition of outstanding voting securities of the Company by the Company which reduces the number of outstanding voting securities of the Company; provided that if after such acquisition by the Company described in the preceding clause (ii) such person becomes the beneficial owner of additional voting securities of the Company that increases the percentage of outstanding voting securities of the Company beneficially owned by such person, a Change in Control will then occur.

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(13)     “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(14)     “Commission” means the U.S. Securities and Exchange Commission.

(15)     “Committee” means the Compensation Committee of the Board and any other committee of two or more Directors to whom authority has been delegated by the Board or Compensation Committee of the Board in accordance with the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

(16)     “Common Stock” means the common stock of the Company.

(17)     “Company” means China Infrastructure Construction Corp., a Colorado corporation.

(18)     “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person shall be treated as a Consultant only if the offer and sale of the Company’s securities to such person may be registered on a Registration Statement on Form S-8 under the Securities Act.

(19)     “Continuous Service” means a Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, that is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will terminate on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in its or his sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) a leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(20)     “Director” means a member of the Board.

(21)     “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

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(22)     “Disability” means, with respect to a Participant, his inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code. The Board shall determine whether a Disability exists based on such medical evidence as the Board deems warranted under the circumstances.

(23)     “Effective Date” means the date on which the Plan is approved by the Board.

(24)     “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director or payment of a fee for such services will not cause a Director to be considered an “Employee” for purposes of the Plan.

(25)     “Employer” means the Company or the Affiliate of the Company that employs a Participant.

(26)     ”Entity” means a corporation, partnership, limited liability company or other entity.

(27)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and the guidance of the Commission or its staff with respect thereto.

(28)     “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per-share or aggregate basis, as applicable) determined as follows:

(A)       If the Common Stock is listed on any established stock exchange, traded on any established market or quoted on any ATS, Fair Market Value will be the closing sales price for such stock as quoted on such stock exchange, market or ATS (or the stock exchange, market or ATS with the highest volume of trading in the Common Stock) on the trading day immediately prior to the date of determination, whether or not the Common Stock has traded on such trading day, as reported by a source the Board deems reliable.

(B)        In the absence of such stock market, established market or ATS, or if otherwise determined by the Board, Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(29)     “Governmental Body” means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, including any tax authority) or other body exercising similar powers or authority; or (iii) self-regulatory organization (including, without limitation, the Nasdaq Stock Market, New York Stock Exchange and the Financial Industry Regulatory Authority).

(30)     “Grant Notice” means a notice provided to a Participant that he has been granted an Award under the Plan and which includes his name, the type of Award, the date of grant of the Award, the number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

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(31)     “Incentive Stock Option” means an option granted pursuant to Article VI of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(32)     “Materially Impair” means any amendment to the terms of the Award that materially adversely affects a Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. Without limitation, the following amendments to the terms of an Award shall not Materially Impair a Participant’s rights under the Award: (i) amendments that imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) amendments that the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (iii) amendments that change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (iv) amendments that clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A, or (v) amendments that are required to comply with Applicable Laws.

(33)     “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated under the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K or (ii) is otherwise considered a “nonemployee director” for purposes of Rule 16b-3.

(34)     “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company or (ii) the terms of any Non-Exempt Severance Agreement.

(35)     “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Non-Employee Director on the applicable grant date.

(36)     “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from the application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(37)     “Nonstatutory Stock Option” means any option granted pursuant to Article VI of the Plan that does not qualify as an Incentive Stock Option.

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(38)     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(39)     “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(40)     “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. An Option Agreement will include any Grant Notice for the related Option and any additional agreement containing a written summary of the general terms and conditions applicable to the related Option and which may be provided to a Participant along with the Grant Notice. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(41)     “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(42)     “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (including options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Option, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.

(43)     “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement shall be subject to the terms and conditions of the Plan.

(44)     Owner” means a person or Entity that holds securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities. “Own,” “Owned,” “Ownership” have correlative meanings.

(45)       “Participant” means an Employee, Director or Consultant to whom an Award is granted or, if applicable, another person who holds an Award.

(46)     “Performance Award’ means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of specific Performance Goals and which is granted under the terms and conditions of Section 7.2 pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards.

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(47)     “Performance Criteria” means the one or more criteria that the Board selects for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be, but are not required to be, based on any one or combination of the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total shareholder return; return on equity or average shareholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; shareholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; shareholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions; establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.

(48)     “Performance Goals” means, for a Performance Period, the goal or goals established by the Board for that Performance Period. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and either in absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless otherwise specified by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board may appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period, which may include the following actions: (i) excluding restructuring and/or other nonrecurring charges, (ii) excluding exchange rate effects, (iii) excluding the effects of changes to generally accepted accounting principles, (iv) excluding the effects of any statutory adjustments to corporate tax rates, (v) excluding the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) excluding the dilutive effects of acquisitions or joint ventures, (vii) assuming that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture, (vii) excluding the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends, (ix) excluding the effects of share-based compensation and the award of bonuses under the Company’s bonus plans, (x) excluding costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles and (xi) excluding goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board shall have discretion to increase, reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement, as specified in the Award Agreement or the written terms of a Performance Cash Award.

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(49)     “Performance Period” means the period selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(50)     “Plan” means this Plan.

(51)     “Plan Administrator” means the person, persons or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs, if any.

(52)     “Post-Termination Exercise Period’ means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section (h) of Article VI.

(53)     “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act and the rules and regulations of the Commission.

(54)     “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3) and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent that such independence is required in order to take a particular action pursuant to such standards or rules.

(55)     “Restricted Stock Award’ or “RSA” means an Award of shares of Common Stock that is granted pursuant to the terms and conditions of Section 7.1.

(56)     “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. A Restricted Stock Award Agreement includes any Grant Notice for the related Restricted Stock Award and any agreement containing a written summary of the general terms and conditions applicable to the related Restricted Stock Award and which may be provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(57)     “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive shares of Common Stock that is granted pursuant to the terms and conditions of Section 7.1.

(58)     “RSU Award Agreement” means a written agreement between the Company and a holder of an RSU Award evidencing the terms and conditions of an RSU Award. An RSU Award Agreement includes any Grant Notice for the related RSU Award and any agreement containing a written summary of the general terms and conditions applicable to the related RSU Award and which may be provided to a Participant along with the Grant Notice. Each RSU Award Agreement shall be subject to the terms and conditions of the Plan.

(59)     “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto, as in effect from time to time.

(60)     “Rule 405” means Rule 405 promulgated under the Securities Act.

(61)     “Section 409A” means Section 409A of the Code, as amended from time to time, and the regulations and other guidance thereunder.

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(62)     “Securities Act” means the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the guidance of the Commission or its staff with respect thereto.

(63)     “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Article VI.

(64)     “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. An SAR Agreement includes any Grant Notice for the related SAR and any agreement containing a written summary of the general terms and conditions applicable to the related SAR and which may be provided to a Participant along with the Grant Notice. Each SAR Agreement shall be subject to the terms and conditions of the Plan.

(65)     “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding Common Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and

(ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(66)     “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(67)     “Trading Policy” means a policy adopted by the Company that requires directors and executive officers of the Company who are subject to the reporting and liability provisions of Section 16 of the Exchange Act to sell Company shares only during certain “window” periods or otherwise restricts their ability to transfer or encumber Company shares, as in effect from time to time.

ARTICLE III

ADMINISTRATION

3.1        Administration by Board. The Board shall administer the Plan.

3.2        Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)         To determine from time to time (i) which persons eligible under the Plan shall be granted Awards; (ii) when and how each Award shall be granted, (iii) what type or combination of types of Award shall be granted, (iv) the provisions of each Award (which need not be identical), including the time or times when a person shall be permitted to receive issuance of Common Stock or other payment pursuant to an Award, (v) the number of shares of Common Stock or cash equivalent with respect to which an Award shall be granted to each such person, (vi) the Fair Market Value applicable to an Award and (vii) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

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(b)         To construe and interpret the Plan and Awards granted thereunder and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or any Award Agreement in a manner and to the extent that it deems necessary or expedient to make the Plan or Award fully effective.

(c)         To settle all controversies regarding the Plan and Awards granted under it.

(d)         To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(e)         To prohibit the exercise of any Option, SAR or other exercisable Award (i) during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Change in Control, for reasons of administrative convenience or (ii) if in the judgment of the Board the Participant has material inside information, during the period in which such information has been made public.

(f)          To suspend or terminate the Plan at any time, provided that such suspension or termination of the Plan shall not Materially Impair rights and obligations under any Award except with the written consent of the affected Participant.

(g)         To amend the Plan in any respect that the Board deems necessary or advisable; provided, however, that shareholder approval shall be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan shall not be Materially Impaired by any amendment of the Plan unless such Participant consents in writing.

(h)         To submit any amendment to the Plan for shareholder approval.

(i)           To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award shall not be Materially Impaired by any such amendment unless such Participant consents in writing.

(j)           Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and as are not in conflict with the provisions of the Plan or Awards.

(k)         To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States, provided that Board approval shall not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction.

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(l)           To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (i) the reduction of the exercise price (or strike price) of any outstanding Option or SAR, (ii) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash or (C) other valuable consideration (as determined by the Board); or (iii) any other action that is treated as a repricing under generally accepted accounting principles; provided, however, that any such action that constitutes a repricing under then-applicable stock exchange rules and listing standards shall be subject to the approval of the Company’s shareholders.

3.3        Delegation to Committee.

(a)         General. The Board may delegate some or all of the administration of the Plan to the Committee, subject to Section 3.3(b) below. If the administration of the Plan is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to administer the Plan concurrently with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(b)         Rule 16b-3 Compliance. In the event that the Company has a class of securities registered under Section 12 of the Exchange Act, to the extent that an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act afforded by Rule 16b-3 promulgated under the Exchange Act, the Award shall be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter, any action establishing or modifying the terms of the Award shall be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available. In the event that the Company adopts a Trading Policy, each Participant who receives an Award shall be deemed, by virtue of his having accepted it, to have agreed to comply with the provisions of such Trading Policy, as they may be amended from time to time. The Company shall not be liable to any Participant for any violation by him of the provisions of Section 16 of the Exchange Act or any law relating to insider trading, and the consequences of such violation, notwithstanding his compliance with such Trading Policy.

3.4        Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.5        Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation shall specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself. Any such Awards shall be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

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3.6        Available Awards. The Plan provides for the grant of the following Awards: Incentive Stock Options; Nonstatutory Stock Options, SARs, Restricted Stock Awards, RSU Awards, Performance Awards and Other Awards.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1     Shares Issuable. Subject to adjustment in accordance with Section 4.3 and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards shall not exceed 600,000,000 shares.

4.2     Aggregate Incentive Stock Option Limit. Subject to any adjustments to implement any Capitalization Adjustments and subject to the provisions of Section 422 or 424 of the Code or any successor provisions, the aggregate maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options is 600,000,000 shares.

4.3     Available Shares.

(a)         Limit Applies to Common Stock Issued Pursuant to Awards. The Company shall reserve at all times the number of shares reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares issued in connection with a merger or acquisition as permitted by the rules of any stock exchange or established market shall not reduce the number of shares available for issuance under the Plan.

(b)         Actions that Do Not Constitute Issuance of Common Stock. The following actions shall not result in an issuance of shares under the Plan andn accordingly shall not reduce the number of Available Shares: (i) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (ii) the settlement of any portion of an Award in cash such that the Participant receives cash instead of Common Stock), (iii) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award or (iv) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.

(c)         Reversion of Previously Issued Shares. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Available Shares shall be added back to the Available Shares and again become available for issuance under the Plan: (i) shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (ii) shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (iii) shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

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ARTICLE V

ELIGIBILITY AND LIMITATIONS

5.1        Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards; provided, however, that any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a)(1) to Form S-8 if such individual is granted an Award that may be settled in Common Stock.

5.2        Specific Award Limitations.

(a)         Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof, as such terms are defined in Sections 424(e) and (f) of the Code.

(b)         Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(c)         Limitations on Incentive Stock Options Granted to Ten Percent Shareholders. A Ten Percent Shareholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

5.3        Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 4.2.

5.4        Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, shall not exceed (i) $750,000 in total value or (ii) in the event such NonEmployee Director is first appointed or elected to the Board during such calendar year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

5.5        Minimum Vesting Conditions. The Board or Plan Administrator, as applicable, may impose such restrictions on or conditions to the vesting (or exercisability with respect to an Option or SAR) as it determines, subject to a minimum vesting period for any Award of one year from the date of grant; provided, however, that vesting may be accelerated (in whole or in part) upon the occurrence of a Change in Control or a qualifying separation from service, as set forth in the Plan or the individual Award Agreement; and provided further, however, that up to 5% of the share reserve set forth in Section 4.1 above may be subject to Awards that do not meet such vesting (and, if applicable, exercisability) requirements, so long as such Awards are granted by the Board or Compensation Committee of the Board and not any designee of either the Board or Compensation Committee of the Board. Except as provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Awards shall cease upon termination of the Participant’s Continuous Service.

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ARTICLE VI

OPTIONS AND STOCK APPRECIATION RIGHTS

Each Option and SAR shall have such terms and conditions as determined by the Board. Each Option shall be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant, provided, however, that if an Option is not so designated, such Option shall be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option shall be separately accounted for. Each SAR shall be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical, provided, however, that each Option Agreement and SAR Agreement shall conform (through incorporation by reference of provisions hereof in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a)      Term. Subject to the provisions of Section 5.2(b) regarding Ten Percent Shareholders, no Option or SAR shall be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b)      Exercise or Strike Price. Subject to the provisions of Section 5.2(b) regarding Ten Percent Shareholders, the exercise or strike price of each Option or SAR shall not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Change in Control and consistent with the provisions of Sections 409A and, if applicable, Section 424(a) of the Code.

(c)      Exercise Procedure and Payment of Exercise Price for Options. To exercise an Option, the Participant shall provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent provided in the Option Agreement:

(1)      by cash or check, bank draft or money order payable to the Company;

(2)      pursuant to a “cashless exercise” program under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(3)      by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (i) at the time of exercise, the Common Stock is publicly traded, (ii) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (iii) such delivery would not violate any

Applicable Law or agreement restricting the redemption of the Common Stock, (iv) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (v) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

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(4)      if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company shall reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (i) such shares used to pay the exercise price shall not be exercisable thereafter and (ii) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(5)      in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

The Board may grant Options that permit less than all of the above methods of payment (or otherwise restrict the ability to use certain methods) or to grant Options that require the consent of the Company to utilize a particular method of payment.

(d)      Exercise Procedure and Payment of Appreciation Distribution for SARs. To exercise any SAR, the Participant shall provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR shall not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e)      Transferability. Options and SARs may not be transferred to third-party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs shall apply, provided that, except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(1)         Restrictions on Transfer. An Option or SAR shall not be transferable, except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit the transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(2)         Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

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(f)       Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs shall terminate immediately upon such termination, the Participant shall be prohibited from exercising any portion (including any vested portion) of such Options and SARs on and after the date of such termination and the Participant shall have no further right, title or interest in such Options and SARs, the shares of Common Stock subject to such Options and SARs or any consideration in respect of such Options and SARs.

(g)      Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section (h) of this Article VI, if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his Option or SAR to the extent vested, but only within the following period or, if applicable, such other period provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term, as set forth in Section (a) of this Article VI:

(1)         three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(2)         12 months following the date of such termination if such termination is due to the Participant’s Disability;

(3)         18 months following the date of such termination if such termination is due to the Participant’s death; or

(4)         18 months following the date of the Participant’s death if such death occurs following the date of such termination, but during the period such Award is otherwise exercisable (as provided in clauses (1) or (2) above).

Following the date of such termination, to the extent that the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award shall terminate, and the Participant shall have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award or any consideration in respect of the terminated Award.

(h)      Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period, (a) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law or (b) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, the applicable PostTermination Exercise Period shall be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions), provided, however, that in no event may such Award be exercised after the expiration of its maximum term, as set forth in Section (a) of this Article VI.

(i)        Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

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ARTICLE VII

AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

7.1        Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award shall have such terms and conditions as are determined by the Board, provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement shall conform (through incorporation by reference of the provisions hereof in the Award Agreement or otherwise) to the substance of the following provisions:

(a)      Form of Award.

(1)      At the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (A) held in book-entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (B) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant shall have voting and other rights as a shareholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2)      An RSU Award shall represent a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award or the cash equivalent thereof. As a holder of an RSU Award, a Participant shall be an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant shall not have voting or any other rights as a shareholder of the Company with respect to any RSU Award unless and until shares are actually issued in settlement of a vested RSU Award.

(b)      Consideration. Restricted Stock Awards and RSU Awards shall be granted in consideration of (i) services to the Company or an Affiliate or (ii) any other form of consideration as the Board may determine and permissible under Applicable Law.

(c)      Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his RSU Award that has not vested shall terminate upon such termination and the Participant shall have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

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(d)      Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement).

(e)      Settlement of RSU Awards. An RSU Award may be settled by issuing shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award, provided that any such delay in settlement shall comply with the provisions of Section 13.14.

7.2        Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained shall be determined by the Board.

7.3        Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under Article VI and the preceding provisions of this Article VII. Subject to the provisions of the Plan, the Board shall have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Common Stock (r the cash equivalent thereof to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

ARTICLE VIII

ADJUSTMENTS UPON CHANGES

IN COMMON STOCK; OTHER CORPORATE EVENTS

8.1        Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust (a) the class or classes and maximum number of shares of Common Stock subject to the Plan, (b) the class or classes and the maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4.2 and (c) the class or classes and the number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an equivalent benefit for any fractional shares or fractional shares that may result from the adjustments referred to in the preceding provisions of this Section 8.1.

8.2        Dissolution or Liquidation. Except as otherwise provided in an Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all expired or terminated Awards to become fully vested, exercisable or no longer subject to repurchase or forfeiture before the dissolution or liquidation is completed but contingent on its completion.

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8.3        Change in Control.

(a)         The following provisions shall apply to Awards in the event of a Change in Control, except as set forth in Article XI, and unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

(b)         In the event of a Change in Control, the Board, in its sole discretion, shall take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control:

(1)         settle such Awards for an amount of cash or securities equal to their value, where in the case of Options and SARs, the value of such Awards, if any, shall be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Board;

(2)         arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a substantially similar award for the Award (including, but not limited to, an Award to acquire the same consideration paid to the shareholders of the Company pursuant to the Change in Control);

(3)         arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(4)         modify the terms of such Awards to add events, conditions or circumstances (including termination of employment within any specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon shall accelerate; deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Committee) after closing;

(5)         arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(6)         cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

(7)         provide that, for at least 20 days prior to the Change in Control, any Options or SARs that would not otherwise become exercisable prior to the Change in Control shall be exercisable as to all shares of Common Stock subject thereto (but any such exercise shall be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise shall be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control shall terminate and be of no further force and effect as of the consummation of the Change in Control.

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In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, the Board shall determine if Awards settled under clause (1) above are (a) valued at closing, taking into account such contingent consideration (with the value determined by the Board in its sole discretion), or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all Options and SARs are settled for an amount (as determined in the sole discretion of the Board) of cash or securities, the Board may, in its sole discretion, terminate any Option or SAR for which the exercise price is equal to or exceeds the per-share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 8.3 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants.

8.4        Appointment of Shareholder Representative. As a condition to the receipt of an Award under the Plan, a Participant shall be deemed to have agreed irrevocably that the Award shall be subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

8.5        No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or options, rights or options to purchase shares of stock or bonds, debentures, shares of preferred whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

ARTICLE IX

TAX WITHHOLDING

9.1        Withholding Authorization. A Participant, by virtue of his acceptance of an Award, shall be deemed to have agreed to make adequate provision for any sums required to satisfy any U.S. federal, state, local or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. The Company shall have no obligation to issue shares of Common Stock subject to an Award unless and until such obligation is satisfied.

9.2        Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination thereof: (a) requiring the Participant to tender a cash payment, (b) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award, (c) withholding cash from an Award settled in cash, (d) withholding payment from any amounts otherwise payable to the Participant including salary, (e) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (f) by such other method as may be set forth in the Award Agreement or (g) such other method as may be agreed to by the Board in its discretion.

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9.3        No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company shall have no duty or obligation to any Participant (i) to advise him as to the time or manner of exercising such Award, (ii) to warn or otherwise advise him of a pending termination or expiration of an Award or a period in which the Award may not be exercised or (iii) to minimize the tax consequences of an Award to the holder of such Award. The Company shall not be liable to any Participant for any adverse tax consequences to him in connection with an Award. A Participant, by virtue of his acceptance of an Award, shall be deemed to have (i) agreed not to assert any claim against the Company, or any of its Officers, Directors, Employees or Affiliates, related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledged that he was advised to consult with his personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Each Participant acknowledges that any Option or SAR granted under the Plan shall be exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. A Participant, by virtue of his acceptance of an Option or SAR, shall be deemed to have agreed not to assert any claim against the Company, or any of its Officers, Directors, Employees or Affiliates, in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

9.4        Withholding Indemnification. A Participant, by virtue of his acceptance of an Award, shall be deemed to have agreed that, in the event that the amount of the Company’s or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company or its Affiliates, to indemnify and hold the Company or its Affiliates harmless from any failure by the Company or its Affiliates to withhold the proper amount.

ARTICLE X

COVENANTS OF THE COMPANY

The Company shall seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would violate any Applicable Law.

ARTICLE XI

PROVISIONS RELATING TO AWARDS SUBJECT TO SECTION 409A

11.1          Interpretation. Unless otherwise expressly provided in an Award Agreement, the Plan and Award Agreements shall be interpreted to the full extent possible to cause the Plan and the Awards to be exempt from Section 409A and, to the extent not so exempt, to comply with the requirements of Section 409A. If the Board determines that any Award is not so exempt, the related Award Agreement shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent that an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in the Plan and unless the Award Agreement specifically provides otherwise, if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) shall be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred shall be paid in a lump sum on the day after such six-month period elapses, with the balance paid thereafter on the original schedule.

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11.2          Application. Unless the provisions of this Article XI are expressly superseded by the provisions in an Award Agreement, the provisions of this Article XI shall apply and supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

11.3          Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions shall apply.

(a)         If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event shall the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31 of the calendar year that includes the applicable vesting date, or (ii) the sixtieth day that follows the applicable vesting date.

(b)         If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares shall be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time that shares issuable to the Participant are subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six-month period.

(c)         If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Award Agreement as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

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ARTICLE XII

TERMINATION OF THE PLAN

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the Adoption Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

ARTICLE XII

MISCELLANEOUS

13.1          Source of Shares. The shares issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

13.2          Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards shall constitute general funds of the Company.

13.3          Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the Company’s records that document the corporate action approving the grant contain terms that are inconsistent with those in the Award Agreement or related grant documents as a result of an error in the Award Agreement or related grant documents, such records shall govern, and no Participant shall have any legally enforceable right to the incorrect term in the Award Agreement or related grant documents.

13.4          Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

13.5          No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at shall and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a director of the Company or an Affiliate, in accordance with Applicable Law and its organizational instruments. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award shall constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has accrued under the terms of the Award Agreement or the Plan.

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13.6          Change in Time Commitment. In the event a Participant’s normal level of time commitment in the performance of his services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to him, the Board may determine, to the extent permitted by Applicable Law, to (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment and (b) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant shall have no right with respect to any portion of the Award that is so reduced or extended.

13.7          Execution of Additional Documents. A Participant shall execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award or facilitate compliance with securities or other regulatory requirements, in each case at the Plan Administrator’s request.

13.8          Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting an Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any online electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator.

13.9          Clawback/Recovery. All Awards granted under the Plan shall be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy shall be an event giving rise to a Participant’s right voluntary to terminate employment upon a “resignation for good reason,” for a “constructive termination” or any similar term under any plan of or agreement with the Company.

13.10      Securities Law Compliance. A Participant shall not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant shall not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

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13.11      Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or an Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions comply with the provisions of the Plan, the terms of the Trading Policy and Applicable Law.

13.12      Effect on Other Employee Benefit Plans. The value of any Award, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

13.13      Severability. If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which shall give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13.14      Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals shall be made in accordance with the requirements of Section 409A.

13.15      Choice of Law. The Plan and any controversy arising out of or relating to the Plan shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Florida.

13.16      Gender. Wherever a pronoun used in the Plan or any instrument issued pursuant to the Plan connotes a particular gender, it shall be construed to connote all other genders.

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